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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2003

FIRST DATA CORPORATION
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 South Quebec Street, Greenwood Village, Colorado		80111
(Address of Principal Executive Offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code: (303) 488-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

        Bank One Corp. has notified the Company that it does not intend to renew its contract for processing services which is scheduled to expire in June 2004. The loss of the Bank One business is expected to result in the deconversion of approximately 42 million card accounts currently on file on June 30, 2004. Although it will also result in a reduction of revenue for the Company's card issuing services segment, the Company will restructure certain activities to adjust its cost structure and does not expect the loss of the Bank One business to have a material affect on the net income for the segment.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION
By:	/s/ STANLEY J. ANDERSEN Stanley J. Andersen Assistant Secretary

Date: March 4, 2003

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  Item 9. Regulation FD Disclosure.
SIGNATURES